                                                               EXHIBIT (d)(4)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                 ING FUNDS TRUST

                            OPERATING EXPENSE LIMITS

                                                                                       MAXIMUM OPERATING EXPENSE LIMIT
                                                                                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                                                                 ---------------------------------------
                                                                          CLASS  CLASS  CLASS  CLASS  CLASS  CLASS  CLASS  CLASS
FUND                                                                        A      B      C      I      M      O      Q      R
----                                                                      -----  -----  -----  -----  -----  -----  -----  -----
ING Classic Money Market Fund
Initial Term Expires March 31, 2004                                       0.77%  1.41%  1.41%  0.31%   N/A    N/A    N/A     N/A

ING GNMA Income Fund
Initial Term Expires March 31, 2004                                       1.29%  2.04%  2.04%  1.04%  1.79%   N/A   1.29%    N/A

ING High Yield Bond Fund
Initial Term Expires March 31, 2004                                       1.30%  2.05%  2.05%   N/A    N/A    N/A    N/A     N/A

ING High Yield Opportunity Fund
Initial Term Expires March 31, 2004                                       1.30%  1.95%  1.95%   N/A   1.70%   N/A   1.20%    N/A

ING Intermediate Bond Fund
Initial Term Expires March 31, 2004                                       1.15%  1.90%  1.90%  0.90%   N/A   1.15%   N/A    1.40%

ING Lexington Money Market Trust
Initial Term Expires March 31, 2004                                       1.00%   N/A    N/A    N/A    N/A    N/A    N/A     N/A

ING Money Market Fund
Initial Term Expires March 31, 2004                                       1.50%  2.25%  2.25%   N/A    N/A    N/A    N/A     N/A

ING National Tax-Exempt Bond Fund
Initial Term Expires March 31, 2004                                       1.15%  1.90%  1.90%   N/A    N/A    N/A    N/A     N/A

                                                                     /s/ HE
                                                                     -----------
                                                                     HE